SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐ Definitive Additional Materials

☐Soliciting Material Pursuant to (S)240.14a-12

Landry’s Restaurants, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 10, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders that will be held on June 3, 2004, at 11:00 a.m., local time, at the Downtown Aquarium, 410 Bagby Street, Houston, Texas. Parking will be validated.

The enclosed notice and proxy statement contain details concerning the business to come before the meeting. You will note that our Board of Directors recommends a vote “FOR” the election of seven directors to serve terms of office expiring at the 2005 Annual Meeting of Stockholders. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Very truly yours,

Tilman J. Fertitta

Chairman of the Board,

President and Chief Executive Officer

LANDRY’S RESTAURANTS, INC.

1510 West Loop South

Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Landry’s Restaurants, Inc. will be held at the Downtown Aquarium, 410 Bagby Street, Houston, Texas, on June 3, 2004, at 11:00 a.m., local time, for the following purposes:

1.	To elect seven directors to serve a term of office expiring at the 2005 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified;

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on April 21, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during regular business hours at our corporate offices at 1510 West Loop South, Houston, Texas 77027, for 10 days prior to the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes, even if you cannot attend, and in order that the presence of a quorum may be assured at the Annual Meeting. In the event you decide to attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Steven L. Scheinthal, Secretary

DATED: May 10, 2004

LANDRY’S RESTAURANTS, INC.

1510 West Loop South

Houston, Texas 77027

PROXY STATEMENT

Landry’s Restaurants Inc. (the “Company”) is mailing this proxy statement with the accompanying proxy card and its Annual Report to you on or about May 10, 2004. The enclosed proxy is solicited by the Board of Directors of the Company in connection with the Annual Meeting of Stockholders to be held on June 3, 2004, and any adjournment of that meeting. The Annual Meeting will be held at 11:00 a.m., local time, at the Downtown Aquarium, 410 Bagby Street, Houston, Texas.

GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

If you are a holder of the Company’s common stock according to its records at the close of business on April 21, 2004 (the record date for the Annual Meeting), you are entitled to vote at the Annual Meeting. On the record date, the Company had 27,773,125 shares of common stock issued and outstanding, exclusive of treasury shares. Each issued and outstanding share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting and can be voted only if the owner of record is present to vote or is represented by proxy.

HOW ARE VOTES COUNTED?

The holders of a majority in interest of all stock issued, outstanding and entitled to vote are required to be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are treated in the same manner as shares present or represented at the Annual Meeting for purposes of determining the existence of a quorum. (A “broker non-vote” occurs when a registered broker holding a customer’s shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter. The broker will indicate this on the proxy card.)

The total number of votes that are cast “for” a proposal will determine whether the proposal is adopted. Abstentions are counted in determining the total number of votes cast. Broker non-votes are not counted in determining the number of votes cast.

The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required to elect directors. In voting for the election of directors, you may cast your vote in favor or against, but you may not specify an abstention.

WHAT HAPPENS IF I VOTE BY PROXY?

If you sign, date and return the enclosed proxy card in time for the Annual Meeting and do not subsequently revoke it, your shares will be voted in accordance with your instructions as marked on the proxy card. If you sign, date and return the proxy card, but do not specify how your shares are to be voted, then your shares will be voted FOR all nominees for director. The Company is not aware of any matter to be considered at the Annual Meeting other than those referred to in this proxy statement. If any other business should properly come before the Annual Meeting, the persons named on the proxy card will vote according to their best judgment.

CAN I REVOKE MY PROXY CARD INSTRUCTIONS?

You may revoke your proxy at any time before it is exercised by returning to the Company another properly signed proxy card representing your shares and bearing a later date, or by delivering a written revocation letter to Steven L. Scheinthal, Secretary of the Company, or by attending the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Mr. Scheinthal’s mailing address is Landry’s Restaurants, Inc., 1510 West Loop South, Houston, Texas 77027.

Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

WHAT DO I NEED TO DO IF I PLAN TO ATTEND THE ANNUAL MEETING?

If you are a holder of record of shares of common stock and you plan to attend the Annual Meeting, you need only bring a form of personal identification with you in order to be admitted to the Annual Meeting. If you are not a record holder of shares but hold our common stock through a bank or broker, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you hold your shares through a broker or bank and want to vote in person at the Annual Meeting, you will need to contact the registered holder of your shares and obtain a proxy in your name from that registered holder.

WHO PAYS THE EXPENSES OF THIS SOLICITATION?

The Company bears the cost of preparing, assembling and mailing the notice, proxy statement and proxy card for the Annual Meeting. In addition to such solicitation by use of the mails, the Company’s employees may solicit proxies by personal interview, by telephone or by other means of communication, without any additional compensation. We will also provide persons, firms, banks and corporations holding shares in their names, or in the names of their nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to the beneficial owners, and the Company will reimburse the record holders for their reasonable expenses in transmitting those materials.

PROPOSAL I—ELECTION OF DIRECTORS

The Board of Directors has increased the number of directors to seven in accordance with the Company’s By-laws. As of the date of this proxy statement, the Board of Directors consists of six members. At the 2003 Annual Meeting, Stockholders elected Mr. James Masucci to the Company’s Board. During 2003, Mr. Masucci passed away, and the Board appointed Mr. Michael Richmond to replace Mr. Masucci. Mr. Richmond is nominated to be a Board member for the coming year. In addition, the Nominating and Corporate Governance Committee has proposed, and the Board is recommending, the election of Kenneth Brimmer to the Board. All directors who have been nominated have consented to stand for election. Each nominee will serve until the 2005 Annual Meeting of our stockholders or until his respective successor is duly elected and qualified. A majority of shares present at the Annual Meeting is required to be cast in favor of a nominee for the election of each of the nominees listed below. At the Annual Meeting, the common stock represented by proxies, unless otherwise specified, will be voted for the election of the seven nominees named below.

Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if that situation arises prior to the Annual Meeting, the persons named on the enclosed form of proxy will vote for a substitute nominee in accordance with their best judgment.

As set forth below, the Nominating and Corporate Governance Committee has established criteria for the selection and recommendation of candidates to become nominees submitted by the Board of Directors for election to the Board by the Company’s stockholders. As used herein, “Non-Employee” Directors are all Directors who are not Company employees. The Non-Employee Director nominees are Messrs. Chadwick, Richmond, Taylor and Brimmer. The Board of Directors has set forth criteria for determining if a Director is “independent” in accordance with the criteria set forth by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). The Board has determined that each Non-Employee Director is independent in accordance with such criteria.

The following information is set forth with respect to the persons nominated for election as a director.

Nominees for Election at the Annual Meeting

Name	Age	Positions	Director Since	Term Expires
Tilman J. Fertitta (3)	46	President, Chief Executive Officer and Director	1993	2004
Steven L. Scheinthal (3)(5)	42	Executive Vice President and General Counsel, Secretary and Director	1993	2004
Paul S. West (3)	45	Executive Vice President, Chief Financial Officer and Director	1994	2004
Michael S. Chadwick (1)(2)	50	Director	2001	2004
Michael Richmond (1)(2)(4)	56	Director	2003	2004
Joe Max Taylor (1)(2)(4)(5)	71	Director	1993	2004
Kenneth Brimmer	48	Director Nominee	—	—

(1)	Member of Audit Committee
(2)	Member of Compensation/Stock Option Committee
(3)	Member of Executive Committee
(4)	Member of Nominating and Corporate Governance Committee
(5)	Member of Development and Building Committees

Mr. Fertitta has served as President and Chief Executive Officer of the Company since 1987. In 1988, he became the controlling stockholder and assumed full responsibility for all of the Company’s operations. Prior to serving as President and Chief Executive Officer of the Company, Mr. Fertitta devoted his full time to the control and operation of a hospitality and development company. Mr. Fertitta serves on the boards of the Houston Livestock Show and Rodeo, Space Center Houston, the Museum of Fine Arts, The Greater Houston Convention and Visitor’s Bureau, the Better Business Bureau of Houston, the Childress Foundation and the National Forest Foundation. He is also a minority partner in the Houston Texans National Football League team.

Mr. Scheinthal has served as Executive Vice President or Vice President of Administration, General Counsel and Secretary to the Company since September 1992. He devotes a substantial amount of time to lease and contract negotiations and is primarily responsible for the Company’s compliance with all federal, state and local ordinances. Prior to joining the Company, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented the Company for approximately five years before joining the Company. He has been licensed to practice law in the state of Texas since 1984.

Mr. West has served as Executive Vice President or Vice President of Finance and Chief Financial Officer of the Company since June 1993. Prior to joining the Company, Mr. West was a senior manager at Deloitte & Touche and a leader of their Restaurant/Entertainment Advisors Group in Dallas, Texas. He was responsible for numerous restaurant audits and performed the annual restaurant industry operations survey and study on behalf of the National Restaurant Association and many state restaurant associations. Mr. West had been engaged in public accounting and auditing since 1981, and has been a certified public accountant since 1983.

Mr. Chadwick has been engaged in the commercial and investment banking businesses since 1975. From 1988 to 1994, Mr. Chadwick was President of Chadwick, Chambers & Associates, Inc., a private merchant investment banking firm in Houston, Texas, which he founded in 1988. In 1994, Mr. Chadwick joined Sanders Morris Harris, an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Group. Mr. Chadwick was elected to the Board of Directors of the Company in 2001.

Mr. Richmond currently serves as a Director and Vice Chairman of Woodforest National Bank, a Houston area-based bank. Prior to joining Woodforest National Bank in January 2003, Mr. Richmond worked for The Woodlands Operating Company, L.P., a developer specializing in master-planned communities, commercial and investment properties, from 1972 to 2002. Mr. Richmond served as President and CEO from 1998-2002 and held such other titles as COO, Senior Vice President of Financial Operations, Treasurer, and Controller. Mr. Richmond has been a certified public accountant since the 1970’s.

Mr. Taylor was formerly the chief law enforcement administrator for Galveston County, Texas. He has served as a Director and Executive Committee member of American National Insurance Company, a publicly-traded insurance company, for ten years and served on the Board of Directors of Moody Gardens, a hospitality and entertainment complex located in Galveston, Texas.

Mr. Brimmer is the Chief Executive Officer and Director of Sterion Incorporated, a publicly-traded manufacturer and supplier of medical supplies. From April 2002 until June 2003, he served as Chairman and Director of Active IQ Technologies, Inc. and was Chief Executive Officer from April 2000 until December 2001. Previously, Mr. Brimmer was President of Rainforest Café, Inc. from April 1997 until April 2000 and was Treasurer from its inception in 1995 until April 2000. Prior to that, Mr. Brimmer was employed by Grand Casinos, Inc. and its predecessor from October 1990 until April 1997. Mr. Brimmer currently serves as Chairman of the Audit Committee on the Board of Chiral Quest, Inc. and is on both the Audit and Compensation Committees of Entrx Corporation. He has a degree in accounting and worked as a CPA in the audit division of Arthur Andersen from 1977 through 1981.

There were eighteen meetings of the Executive Committee, seven meetings of the Audit Committee, four meetings of the Compensation/Stock Option Committee, and three meetings of our Board of Directors held during 2003. All of the current Board members attended 75% or more of the meetings of the board and of the committees of the Board on which they were members.

The Board of Directors recommends that stockholders vote “FOR” each nominee for the Board of Directors.

Executive Sessions of the Board of Directors

Non-Employee Directors meet regularly in executive sessions prior to each regularly scheduled meeting of the Board of Directors. Unless otherwise designated, the Chairman of the Compensation/Stock Option Committee serves as the presiding director at each such executive session.

Communications with Directors

The Board of Directors has adopted corporate governance guidelines that provide that security holders of the Company and other interested parties may communicate with one or more of the Company’s directors by mail in care of: Steven L. Scheinthal, Secretary, Landry’s Restaurants, Inc., 1510 West Loop South, Houston, Texas 77027. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director or directors for review.

Codes of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all Company Directors, Officers and other employees. The Code is posted under the Corporate Governance portion of the Investor Relations section on the Company’s website at www.LandrysRestaurants.com and is available to any stockholder upon request. The Company has also adopted a Code of Ethics Statement by the Chief Executive Officer and Senior Financial Officers, which is filed with the SEC as an exhibit to our 2003 Annual Report on Form 10-K. If there are any changes or waivers of the Code of Business Conduct and Ethics which applies to the Chief Executive Officer and Senior Financial Officers, the Company will disclose it on its website in the same location.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by the security holders	781,374	$9.35	1,300,000
Equity compensation plans not approved by the security holders (1)	1,629,500	$13.23	700,000

Total	2,410,874	$11.97	2,000,000

(1)	Landry’s has the following compensation plans under which awards have been issued or are authorized to be issued that were adopted without stockholder approval:
(a)	The Landry’s Restaurants, Inc. 2003 Equity Incentive Plan authorizes the issuance of up to 700,000 shares, all of which are currently held in our treasury. This plan also allows new awards of both qualified and nonqualified stock options, which may include Cash Equivalent Value rights, to our consultants, employees and non-employee directors. The plan is administered by our Compensation/Stock Option Committee. Terms of the award, such as vesting and exercise price, are to be determined by the Compensation/Stock Option Committee and set forth in the grant agreement for each award. Ratification of this plan is proposed at this annual meeting.
(b)	On July 22, 2002, the Company issued options to purchase an aggregate of 437,500 shares under individual stock option agreements with individual members of senior management. Options under these agreements were granted at the market price and expire ten years from the date of grant. These options vest in equal installments over a period of five years, provided that vesting may accelerate on certain occurrences, such as a change in control or, in the case of options granted to our CEO, if the Company’s stock hits certain price targets.
(c)	On July 22, 2002, the Company issued options to purchase an aggregate of 6,000 shares to our non-employee directors. Options under these agreements were granted at market price and expire ten years from the date of grant. These options vest in equal installments over a period of five years.
(d)	On March 16, 2001, the Company issued options to purchase an aggregate of 387,500 shares to our senior management under individual stock option agreements with individual members of senior management. Options under these agreements were granted at market price and expire ten years from the date of grant. These options vest in equal installments over a period of five years, provided that vesting may accelerate on certain occurrences, such as a change in control or, in the case of options granted to our CEO, if our stock hits certain price targets.
(e)	On March 16 and September 13, 2001, options to purchase an aggregate of 240,000 shares were issued to individual employees of ours under individual option grant agreements. Options under these agreements were granted at market price and expire ten years from the date of grant. These options vest in equal installments over a period of five years, provided that vesting may accelerate on certain occurrences, such as a change in control.
(f)	On April 27, 1995, the Company issued options to purchase an aggregate of 600,000 shares under an individual stock option agreement with our CEO. Options under the agreement were granted at market price and expire ten years from the date of grant. These options vested in equal installments over a period of three years.

EXECUTIVE OFFICERS

In addition to Messrs. Fertitta, Scheinthal and West, for which information is provided above, the following person is an executive officer of ours:

Name	Age	Position	Officer Since
Richard E. Ervin	47	Executive Vice President of Restaurant Operations	1991

Mr. Ervin has served as Executive Vice President of Restaurant Operations or Vice President of Restaurant Operations since 1991. Prior to that time, he was the Vice President of Internal Controls and Director of Beverage Operations. He has over 20 years of experience in high volume, multi-unit food and beverage operations. His experience includes new restaurant development and employee training programs.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Executive Committee, an Audit Committee, a Compensation/Stock Option Committee, a Nominating and Corporate Governance Committee, and Development and Building Committees. The Company has reviewed its committee structure in order to fully satisfy the existing rules of the SEC and NYSE and believes that it satisfies all of such rules. Copies of the Audit Committee, Compensation/Stock Option Committee, and Nominating and Corporate Governance Committee Charters as well as the Company’s Corporate Governance Guidelines are available under the Corporate Governance portion of the Investor Relations section of the Company’s website at www.LandrysRestaurants.com.

Executive Committee

The Executive Committee has and may exercise all of the authority of the Board of Directors with respect to the management of its business, except with respect to certain specified matters that by law, its Certificate of Incorporation or its By-laws must be approved by the entire Board of Directors. The Executive Committee met eighteen times during 2003. All actions taken by the Executive Committee were subsequently ratified unanimously by the Board of Directors.

Audit Committee

The Audit Committee consists of three Non-Employee Directors. The members of the Audit Committee during 2003 were Michael Chadwick (Chairman), Joe Max Taylor and Michael Richmond. Until his death, Mr. Masucci was also a member of the Audit Committee. The Audit Committee held seven meetings in 2003. The Audit Committee’s primary purpose is to assist the Board of Directors oversight of (a) the integrity of the Company’s financial statements and disclosures; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee has the sole authority to appoint and terminate the Company’s independent auditors. The Company’s Board of Directors has determined that Mr. Chadwick, Chairman of the Audit Committee, is an “audit committee financial expert” as described in Item 401(h) of the SEC’s Regulation S-K. In addition, the Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NYSE. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). See “Report of the Audit Committee” below.

Compensation/Stock Option Committee

The Board of Directors has a Compensation/Stock Option Committee which consists of three Non-Employee Directors. The members of the Compensation/Stock Option Committee are Mr. Taylor (Chairman),

Michael Chadwick and Michael Richmond. Until his death, Mr. Masucci was also a member of the Compensation/Stock Option Committee. The Compensation/Stock Option Committee held four meetings during 2003. The Compensation/Stock Option Committee has the responsibility for assuring that the senior executives of the Company are compensated in a manner consistent with the compensation philosophy and strategy of the Board and in compliance with the requirements of the regulatory bodies that oversee the Company’s operations. Generally, the Committee is charged with reviewing and approving the Company’s compensation philosophy and its executive compensation programs, plans and awards. The Committee also administers the Company’s stock-option plans and reviews and approves general employee benefit plans on an as-needed basis. The Company’s Board of Directors has determined that each member of the Compensation/Stock Option Committee is independent, as independence for compensation committee members is defined in the listings standards for the NYSE. See “Report of the Compensation/Stock Option Committee” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of two Non-Employee Directors. The current members of the Nominating and Corporate Governance Committee are Mr. Taylor (Chairman) and Mr. Richmond. Mr. Fertitta was a member of the Committee in 2003, but resigned in 2004. The Nominating and Corporate Governance Committee is charged with identifying and making recommendations to the Board of Directors of individuals suitable to become members of the Board of Directors and in overseeing the administration of the Company’s various policies related to corporate governance matters. The Nominating and Corporate Governance Committee met twice in 2003. The Nominating and Corporate Governance Committee Charter is available for review on our website at www.LandrysRestaurants.com.

Nominating and Corporate Governance Committee Director Nominations

The Nominating and Corporate Governance Committee has established criteria for the selection and recommendation of candidates to become nominees submitted by the Board of Directors for election to the Board of Directors by the Company’s stockholders. The Committee selects each recommended nominee based on the nominee’s experience, independence and availability. As set forth in the Company’s Corporate Governance Guidelines, the following criteria are considered in selecting candidates for the Board of Directors: a high degree of personal and professional ethics, integrity and values, an independent mind and mature judgment. In addition, candidates are to be involved only in activities or interests that would not create a conflict with potential directorial responsibilities to the Company and its stockholders.

When soliciting candidates for Director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent Directors, management and stockholders. While the Committee has authority under its charter to retain a search firm for this purpose, no such firm was utilized in 2003. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend that candidate’s election to the full Board of Directors.

Stockholder Nominations

The Charter of the Nominating and Corporate Governance Committee provides that the Nominating and Corporate Governance Committee will consider proposals for nominees for Director from stockholders. Stockholder nominations for Director should be made in writing to Mr. Steven L. Scheinthal, Secretary, Landry’s Restaurants, Inc., 1510 West Loop South, Houston, Texas 77027. In order to nominate a Director at the Annual Meeting, the Company requires that a stockholder follow the procedures set forth herein. In order to recommend a nominee for a Director position, a stockholder must be a stockholder of record at the time he/she/or it gives notice of recommendation and must be entitled to vote for the election of Directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to the Secretary at the principal executive offices of the Company (i) in the case of a nomination for election at an annual meeting, not less than 60 days prior to the first anniversary of the date of the Company’s notice of annual meeting for the preceding year’s annual meeting; and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting. In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The stockholder notice must set forth the following:

As to each person the stockholder proposes to nominate for election as a Director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a Director if elected; and as to the nominating stockholder and the beneficial owner, if any, on whose behalf the nomination is made, such stockholder’s and beneficial owner’s, name and address as they appear on the Company’s books, the class and number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder and such beneficial owner, and an affirmative statement of whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of stockholders to elect such nominee or nominees.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. The Company believes, based solely on a review of the copies of such reports furnished to it and on written representations from its directors and executive officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth, as of the record date, certain information regarding the beneficial ownership of the Company’s common stock by (a) each person known to it to own beneficially more than five percent of the outstanding shares of our common stock, (b) each of its directors and nominees for director, (c) each executive officer named in the Summary Compensation Table below, and (d) all of its executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The address of each of Messrs. Fertitta, Scheinthal, West, Chadwick, Ervin, Taylor, Richmond and Brimmer is 1510 West Loop South, Houston, Texas 77027.

Name of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
Tilman J. Fertitta (1)	6,200,000	21.2%
Steven L. Scheinthal (2)	175,500	*
Paul S. West (2)	140,700	*
Michael S. Chadwick (2)	5,200	*
Joe Max Taylor (2)	5,600	*
Richard E. Ervin (2)	134,500	*
Michael Richmond	-0-	*
Kenneth Brimmer	-0-	*
Dimensional Fund Advisors Inc. (3)	2,002,240	7.2%
Cramer Rosenthal McGlynn, LLC (4)	1,447,300	5.2%
Barclays Private Bank Limited (5)	1,416,721	5.1%
All executive officers and directors as a group (6) (8 persons)	6,661,500	22.6%

*	Less than 1%.
(1)	Includes 1,400,000 shares subject to options owned by Mr. Fertitta that are immediately exercisable, and 200,000 shares of restricted stock which vest ten years from the effective date of grant.
(2)	Includes 131,500, 10,000, 5,200, 5,600 and 127,500 shares subject to options, respectively, for the persons named in the above table, which are exercisable within 60 days of the record date.
(3)	The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The information set forth herein has been compiled from filings made with the SEC on Schedule 13-G dated as of February 6, 2004. The named entity possesses sole or shared beneficial ownership of the shares listed.
(4)	The address of Cramer, Rosenthal, McGlynn, LLC is 520 Madison Avenue, New York, NY 10022. The information set forth herein has been compiled from filings made with the SEC on Schedule 13-G dated as of February 6, 2004. The named entity possesses sole or shared beneficial ownership of the shares listed.
(5)	The address of Barclays Private Bank Limited is 59/60 Grosvenor Street, London W1X 9DA, England. The information set forth herein has been compiled from filings made with the SEC on Schedule 13-G dated as of February 17, 2004. The named entity possesses sole or shared beneficial ownership of the shares listed.
(6)	Includes 1,719,800 shares subject to options for all officers and directors as a group which are, or will become exercisable within 60 days of the record date and 200,000 shares of restricted stock which vest ten years from the effective date of grant.

EXECUTIVE COMPENSATION

The following table sets forth in summary, compensation paid by the Company and its subsidiaries for the year ended December 31, 2003 to its CEO and its other most highly compensated executive officers whose cash compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)	Securities Underlying Options (#)	Restricted Stock Awards SARS (#)
Tilman J. Fertitta, (2) President and Chief Executive Officer	2003 2002 2001	1,250,000 950,000 730,000	1,750,000 1,350,000 1,250,000	479,647 76,110 —	0 300,000 250,000	100,000 0 0

Steven L. Scheinthal, (3) Executive Vice President, Secretary and General Counsel	2003 2002 2001	305,000 295,000 240,000	410,000 340,000 325,000	— — —	0 50,000 50,000	0 0 0

Paul S. West, (3) Executive Vice President of Finance and Chief Financial Officer	2003 2002 2001	300,000 290,000 230,000	400,000 330,000 325,000	— — —	0 50,000 50,000	0 0 0

Richard E. Ervin, (3) Executive Vice President of Restaurant Operations	2003 2002 2001	240,000 225,000 175,000	290,000 240,000 225,000	— — —	0 37,000 37,000	0 0 0

(1)	Bonuses were paid in the year following the date indicated in the table to reflect accomplishments in the year indicated.
(2)	“Other Annual Compensation” for 2003 includes $283,680 for life insurance payments and for 2002 includes $28,724 for medical reimbursement and $21,844 for administrative services.
(3)	These executive officers received personal benefits in addition to salary. However, the Company has concluded that the aggregate amount of such personal benefits do not exceed the lesser of $50,000 or 10% of annual salary and bonus reported for each such executive.

The following table provides details regarding stock options granted in 2003 to executive officers named in the Summary Compensation Table. In addition, in accordance with SEC rules, the hypothetical gains are shown that would exist for the respective options based on assumed rates of annual compounded growth in the stock price of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the options are exercised. No stock options were granted to executive officers last year.

OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants
Name	No. of Securities Underlying Options Granted in 2003	% of Total Options Granted to all Employees in 2003	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
Tilman J. Fertitta	0	0%	—	—	—	—
Steven L. Scheinthal	0	0%	—	—	—	—
Paul S. West	0	0%	—	—	—	—
Richard E. Ervin	0	0%	—	—	—	—

AGGREGATED OPTION EXERCISES IN LAST FISCAL

YEAR AND FY-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End ($) (1) Exercisable/Unexercisable
Tilman J. Fertitta.	0	0	1,400,000/0	18,123,000/0
Steven L. Scheinthal	0	0	111,500/90,000	1,998,780/1,199,800
Paul S. West	51,666	492,643	20,000/90,000	264,400/1,199,800
Richard E. Ervin	55,000	1,034,850	105,000/67,500	1,920,600/726,150

(1)	The values were determined on the basis of the closing Common Stock price of $25.72 on December 31, 2003 (the last trading day of the year), and equals the aggregate amount by which the market value of the option shares exceeded the exercise price of outstanding options.

COMPENSATION OF DIRECTORS

Directors of the Company who are not executive officers received Director’s fees of $36,000 for 2003, plus the expenses incurred by them on behalf of the Company. Non-Employee Directors also receive $1,000 for each Audit, Compensation/Stock Option and Nominating and Corporate Governance Committee meeting, as well as other executive committees they attend, plus $4,000 a month for service on the Development Committee and $1,000 a month for service on the Building Committee. During 2003, Mr. Taylor, was the only Non-Employee Director on the Development and Building Committee and received $36,000 for his services. In addition, he received $12,000 in connection with security and governmental affairs services, although such services were terminated in 2003. Each current Non-Employee Director has received stock options to acquire shares of Common Stock under the Company’s Non-Qualified Formula Stock Option Plan for Non-Employee Directors (the “Non-Employee Director’s Plan”). The Non-Employee Director’s Plan provides for the granting of non-qualified stock options to non-employee directors of the Company. Pursuant to the Non-Employee Director’s

Plan, 80,000 shares of Common Stock are reserved for issuance to eligible non-employee directors of the Company or its subsidiaries. The Non-Employee Director’s Plan is administered by the President of the Company and requires that the purchase price under each option must not be less than 100% of the fair market value (as defined in the Non-Employee Director’s Plan) of the Common Stock at the time of the grant of the option. Full payment for shares purchased upon exercise of an option must be made at the time of exercise and no shares may be issued until full payment is made. Options granted pursuant to the Non-Employee Director’s Plan generally vest in five installments beginning no earlier than the first anniversary of the date of grant, and the options expire ten years from the grant date. The Non-Employee Director’s Plan provides that an option agreement may include a provision for permitting an optionee the right to deliver previously owned shares of Common Stock in partial or full payment for shares to be purchased upon exercise of an option. In 1995, the Director’s Plan was amended to provide that each Non-Employee Director would receive an additional option in the amount of 2,000 shares each time such person was re-elected for an additional term as a director. Pursuant to the Non-Employee Director’s Plan, each Non-Employee Director receives an option to purchase 10,000 shares of Common Stock upon their initial appointment to the Board. In July 2003, James Masucci, a long time director of the Company, passed away. The Board of Directors elected Michael Richmond to fill the vacancy created by Mr. Masucci’s death. Mr. Richmond was awarded 10,000 shares upon his election to the Board of Directors on October 8, 2003 at a strike price of $20.00 per share. On May 22, 2003, all persons who were Non-Employee Directors at that time received options to acquire 2,000 shares each at a price of $19.68 per share as a result of their re-election to the Board. In 2003, in connection with their positions as Director as well as their functions as members of Committees of Non-Employee Directors, Messrs. Taylor, Richmond and Chadwick were paid $44,000, $14,000 and $40,000 respectively.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In August 1993, the Board of Directors established a Compensation/Stock Option Committee to review and approve the compensation levels of members of management, evaluate the performance of management, consider management succession and consider any related matters for the Company. The Committee is charged with reviewing with the Board of Directors in detail all aspects of compensation for the Company’s executive officers.

The philosophy of the Company’s compensation program is to employ, retain and reward executives capable of leading us in achieving our business objectives. These objectives include creating and preserving strong financial performance, increasing the Company’s assets, positioning the Company’s assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value, and ensuring the Company’s survival. The Committee measures the accomplishment of these objectives against conditions prevalent in the industry within which the Company operates. In recent years, these conditions reflect a highly competitive market environment.

The available forms of executive compensation include base salary, cash bonus awards, stock grants and stock options. Each component is intended to serve the Compensation/Stock Option Committee’s philosophy; however, performance of the Company is a key consideration. The Company’s compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the Company’s long term strategic direction and goals, it may not necessarily be the best current measure of executive performance. Therefore, the Company’s compensation policy also gives consideration to the achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation/Stock Option Committee has been to reward executive officers with equity compensation in addition to salary in keeping with its overall compensation philosophy, which attempts to place equity in the hands of its key employees in an effort to further instill stockholder considerations and values in the actions of all the key employees and executive officers. In 2003, the Committee also reviewed the base salary and bonus recommendation made by the CEO based upon his assessment of the performance of individual executive officers and his assessment of each of the Company’s executive officer’s past performance and expectations as to future contributions.

In furtherance of the Company’s compensation philosophy and goal of employing, retaining and rewarding its executives who have demonstrated a desire and ability to lead us in the pursuit of its business objectives, in 2003 we entered into a Personal Service and Employment Agreement with the CEO. Prior to entering into the employment agreement, the Committee hired a compensation consultant to advise it concerning the appropriate compensation and perquisites, including long term compensation that should be paid to the CEO. The employment agreement, which is discussed in more detail below, became effective as of January 1, 2003 and terminates on December 31, 2008. The employment agreement establishes the framework for the initial base salary payable to the CEO and further provides for additional bonus awards under any bonus programs established by us and/or, based upon merit and our performance and provides a range of bonus awards from the Compensation/Stock Option Committee. The employment agreement also provides for certain additional executive benefits and perquisites to be provided to the CEO.

The employment agreement established the initial salary payable in 2003 for the CEO. Prior to entering into the employment agreement, the Committee hired a compensation consultant to advise the Committee concerning the CEO’s compensation. In establishing the salary payable to the CEO, the Compensation/Stock Option Committee considered a number of factors identified in the compensation consultant’s report. The general considerations included a review and evaluation of the compensation and salary levels for similar level executives for other comparable companies, the achievement of specified business objectives during the prior fiscal year including progress made by us in improving revenues, income and operating cash flows, and progress made by us in development and improvements in customer satisfaction. In determining the cash bonus awarded to the CEO, the Compensation/Stock Option Committee took into account the performance of the Company’s common stock, its increased revenues and earnings as well as the exceptional performance required to integrate the major acquisitions we completed in 2002 and to develop significant projects in Texas and around the country.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company’s CEO and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million. The Compensation/Stock Option Committee does not intend to be limited in awarding executive compensation that meets the Section 162(m) deductibility requirements and has not structured the CEO’s bonus to satisfy Section 162(m). The Compensation/Stock Option Committee will exercise its discretion to award non-deductible compensation when it considers it in the best interests of the Company and stockholders to do so.

COMPENSATION/STOCK OPTION COMMITTEE

Joe Max Taylor

Michael Richmond

Michael S. Chadwick

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation/Stock Option Committee is or has been an officer or employee of the Company or any of our subsidiaries. The members of the Compensation/Stock Option Committee had no other relationships with us requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No executive officer of ours served as a member of the Compensation/Stock Option Committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation whose executive officer served on the Compensation/Stock Option Committee. No executive officer of the Company served as a director of another corporation whose executive officers served on the Compensation/Stock Option Committee. No executive officer of the Company served as a member of the Compensation/Stock Option Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation an executive officers of which served as a director of the Company.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

Effective January 1, 2003, we entered into a Personal Service and Employment Agreement with the CEO that set forth the general terms and conditions of his employment for the term commencing January 1, 2003. The contract expires in 2008.

Pursuant to the terms and provisions of the Personal Service and Employment Agreement between us and Mr. Fertitta (the “CEO’s Agreement”), Mr. Fertitta agreed to serve as President and Chief Executive Officer of the Company through December 31, 2008. The CEO’s Agreement provides that Mr. Fertitta would devote substantially all of his time and attention to the business and affairs of the Company and will receive, among other things, an annual base salary in an amount not less than $1,250,000, annual cash bonuses in amounts determined by the Compensation/Stock Option Committee. In addition, Mr. Fertitta was granted the right to receive stock options covering at least 800,000 shares, although none were granted in 2003, and 500,000 shares of restricted stock, to be issued in the amount of 100,000 shares a year over the term of the CEO Agreement. 100,000 shares of restricted stock were issued in 2003 to Mr. Fertitta. None of the restricted stock will vest until approximately 10 years from the effective date of the grant. Mr. Fertitta is also entitled to a life insurance policy and certain other benefits and perquisites, including use of a Company automobile and airplane, certain memberships, and matching charitable contributions.

In the event Mr. Fertitta’s employment is terminated as a result of his death or disability (as defined in the CEO’s Agreement), he, or his legal representative, is entitled to receive all compensation he would otherwise have been entitled to receive throughout the remaining term of the employment period as well as other death or disability benefits provided by the Company. In addition, any stock options or restricted stock immediately vest. In the event Mr. Fertitta’s employment is terminated (i) by him other than for Good Reason, or (ii) by the Company for Cause, Mr. Fertitta will receive all accrued compensation and other amounts owed to him as of the date of termination. In the event Mr. Fertitta’s employment is terminated (i) by the Company other than for Cause, (ii) by Mr. Fertitta for Good Reason or (iii) after a Change in Control, Mr. Fertitta is entitled to receive, among other things, (a) a lump sum payment of $5,000,000 in consideration of his agreement not to compete with the Company, (b) an amount equal to three times 180% of his base salary, (c) an additional lump sum payment necessary to pay the life insurance policy, and (d) a continuation of certain other employee benefits.

PERFORMANCE GRAPH

Comparison of Five-Year Cumulative Total Return Among

Landry’s Restaurants, Inc., Dow Jones Global Index

And Dow Jones Restaurant Index

	1/1/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Dow Jones Global Index	100	121	109	95	73	93
Dow Jones Restaurant Index	100	97	91	88	71	101
Landry’s Restaurants, Inc.	100	116	133	249	283	343

CERTAIN TRANSACTIONS

The Company’s policy is, to the extent practicable, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. In any event, any such transactions will be entered into on terms no less favorable to us than could be obtained from third parties, and such transactions will be approved by a majority of our disinterested directors.

Effective January 1, 1996, the Company entered into a Consulting Service Agreement (the “Agreement”) with Fertitta Hospitality, L.L.C. (“Fertitta Hospitality”), which is jointly owned by the Chairman and Chief Executive Officer of the Company and his wife. Pursuant to the Agreement, the Company provided limited services to Fertitta Hospitality with respect to management and operational matters, administrative, personnel and transportation matters. The Company receives a fee of $2,500 per month under the Agreement, plus the reimbursement of all out-of-pocket expenses and such additional compensation as may be agreed upon. In 2003, a new agreement was signed (“Management Agreement”). Pursuant to the Management Agreement, the Company receives a monthly fee of $7,500 a month, plus reimbursement of expenses. The Management Agreement provides for a renewable three year term. The terms of the Management Agreement were approved by the Non-Employee Directors, who received an opinion of an independent consultant that the economic and non-economic terms of the Management Agreement was a fair-market transaction.

In 1999, the Company entered into a ground lease agreement with 610 Loop Venture, LLC, a company wholly-owned by the Chairman and Chief Executive Officer of the Company, on land adjacent to the Company’s corporate headquarters. The ground lease is for a term of five years with one option renewal period. Under the terms of the ground lease, 610 Loop Venture pays us base rent of $12,000 per month plus pro-rata real property taxes and insurance. 610 Loop Venture also has the option to purchase certain property based upon an appraised or predetermined value.

In 2002, in connection with the construction of a Rainforest Cafe restaurant on a prime tract of waterfront property in Galveston, Texas, the Company entered into a 20-year, with option renewals, ground lease agreement with Fertitta Hospitality having a base rent of $96,000 per year. Pursuant to the terms of the lease, the annual rent is equal to the greater of the base rent or sliding scale percentage rent from four to six percent of restaurant revenues, plus real property taxes and insurance. The terms of the lease were approved by the Non-Employee Directors, who received the opinion of an independent real estate firm that the economic and non-economic terms of the lease was a fair-market transaction. In 2003, the Company paid total base and percentage rent in the amount of $602,000.

As permitted by the employment contract between the Company and the CEO, the Company made a charitable contribution in the amount of $170,000 to a charitable foundation that the CEO served as trustee in 2003.

On a routine basis the Company holds or hosts promotional events, training seminars and conferences for our personnel. In connection therewith, in 2003, the Company incurred expenses in the amount of $138,000 at resort hotel properties owned by our CEO and to which the Company provides management services. The amount that the Company paid is below the amount that would have been paid by an unaffiliated third party.

The Company jointly sponsor events and promotional activities which result in shared costs and use of our personnel or Fertitta Hospitality employees and assets.

The above agreements were entered into between related parties and was not the result of arm’s-length negotiations. Accordingly, the terms of each transaction may have been more or less favorable to us than might have been obtained from unaffiliated third parties. The Company believes that the terms of each transaction were at least as favorable to the Company as that which could have been obtained in arm’s-length transactions with an unaffiliated party.

REPORT OF THE AUDIT COMMITTEE

FOR THE YEAR ENDED DECEMBER 31, 2003

The Audit Committee is composed of three Non-Employee Directors and acts under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Attachment “A”. The Audit Committee has the sole responsibility for the appointment and retention of the Company’s independent auditors and the approval of all audit and engagement fees. The Audit Committee meets periodically with management, the internal auditors and the independent auditors regarding accounting policies and procedures, audit results and internal accounting controls. The internal auditors and the independent auditors have free access to the Audit Committee, without management’s presence to discuss the scope and results of their audit work. The Company’s management is primarily responsible for Company’s financial statements and the quality and integrity of the reporting process, including the systems of internal controls. The independent auditors, Ernst & Young LLP (“E&Y”), are responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States. On behalf of the Board of Directors, the Audit Committee monitors the Company’s financial reporting processes and systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal auditors.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent accountants in accordance with standards established by the American Institute of Certified Public Accountants.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003, with the Company’s management and representatives of E&Y. The Audit Committee discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with E&Y their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has received from E&Y the written disclosure required by Standard No. 1. The Audit Committee has considered the compatibility of non-audit services, primarily actuarial, tax consulting and auditing of the statutory financial statements of the Company’s insurance company subsidiaries, with the auditors’ independence.

The Audit Committee has not retained the Company’s independent auditors for the fiscal year ending December 31, 2004. A representative of E&Y will be present at the annual meeting, as will a representative of the Company’s independent auditor selected for the current fiscal year. The representative will be given an opportunity to make a statement if he or she desires to do so.

Submitted by the Audit Committee:

Michael Chadwick, Chairman

Joe Max Taylor

Michael Richmond

Audit Fees

During the years ended December 31, 2003 and 2002, the aggregate fees billed by E&Y for the audit of the Company’s financial statements for such year and for the reviews of the Company’s interim financial statements were $596,300 and $248,403, respectively.

Audit-Related Fees

Company did not pay any Audit-Related Fees for each of the fiscal years ended December 31, 2003 and December 31, 2002 for assurance and related services rendered by E&Y that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reportable as Audit Fees.

Tax Fees

The Company did not pay any fees for professional services rendered by E&Y for tax compliance, tax advice and tax planning for each of the fiscal years ended December 31, 2003 and December 31, 2002.

All Other Fees

The aggregate fees billed for services rendered by E&Y not reportable as Audit Fees, Audit-Related Fees or Tax Fees for each of the fiscal years ended December 31, 2003 and December 31, 2002 were $215,501 and $208,376, respectively. All other fees in 2003 and 2002 primarily relate to non-recurring expert testimony services.

The services provided by Ernst & Young LLP described above were approved by the Audit Committee. The Audit Committee has determined the rendering of the above-mentioned non-audit services by E&Y was compatible with maintaining the auditor’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy provides that the Company’s independent auditor may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Committee is required to pre-approve all auditing services and non-audit services that are provided to the Company. If the Committee approves an audit service within the scope of the engagement of the independent auditor, such audit service will be deemed to have been pre-approved.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by us at our principal executive offices not later than December 31, 2004. We will not be required to include in our proxy statement or form of proxy a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission. Finally, proposals received after December 31, 2004, and before March 15, 2005 may be considered at the 2005 Annual Meeting, but management proxies may use their discretionary authority to vote against the proposal even though there is no description of the proposal in the proxy statement.

CORPORATE GOVERNANCE

We are committed to good corporate governance. Our corporate governance is founded on a commitment to our stockholders’ interests and compliance with the corporate governance rules promulgated by the New York Stock Exchange and the Securities and Exchange Commission. Consequently, our Board of Directors has drafted new or revised our existing board committee charters and code of ethics to comply with the new strictures of the SEC and NYSE. Our new charters and codes may be found on our website at www.LandrysRestaurants.com.

FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Steven L. Scheinthal, Secretary, Landry’s Restaurants, Inc., 1510 West Loop South, Houston, Texas 77027. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request therefor addressed to Mr. Scheinthal.

EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Steven L. Scheinthal,

Secretary

May 10, 2004

Attachment A

LANDRY’S RESTAURANTS, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The purposes of the Audit Committee (“Committee”) are to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor; and to produce an audit committee report for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

MEMBERSHIP

The Committee will consist of three or more members of the Board appointed from time to time by the Board, each of whom the Board has determined have no material relationship with the Company. The Committee will consist solely of non-employee directors who meet the independence and experience requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Board shall determine that each member is financially literate and that at least one member shall have accounting or related financial management expertise as such qualifications are interpreted by the Board in its business judgment. Members of the Committee are subject to removal at any time by a majority of the Board without cause. Any resulting vacancy may be filled by the Board.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and disclosed this determination in the Company’s annual proxy statement.

No member of the Committee may receive any compensation from the Company other than (i) director’s fees (including cash, stock, restricted stock and/or stock options); (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

DUTIES AND RESPONSIBILITIES

The Committee is not responsible for preparing financial statements or performing audits, and its members are not auditors or certifiers of the Company’s financial statements.

The Committee will:

1.	select the Company’s independent auditor (subject to stockholder ratification of the selection, if such ratification is required or sought), approve the fees to be paid to such firm, and terminate such firm when circumstances warrant;

2.	review and discuss with the independent auditor the scope and plans for its audit examination, its audit procedures and the results of the annual audit examination;

3.	evaluate the independent auditor’s qualifications, performance and independence on an ongoing basis, but no less frequently than once per year;

4.	establish policies and procedures for, and, as appropriate, approve the engagement of, the independent auditor for any non-audit service (to the extent such service is not prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended) and the fee for such service, and consider whether the independent auditor’s performance of any non-audit services is compatible with its independence. The Committee may delegate one (1) or more members the authority to grant pre-approval of non-audit services;

5.	at least annually, obtain and review a report by the independent auditor describing:

•	the independent auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;

•	all relationships between the independent auditor and the Company; and

•	that neither the lead (or coordinating) audit partner having primary responsibility for the Company’s audit nor the audit partner responsible for reviewing the Company’s audit has performed audit services for the Company in each of the Company’s five (5) previous fiscal years;

6.	review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing or release of such financial statements;

7.	review with management and the independent auditor (a) major issues regarding accounting policies and practices used by the Company, including any significant changes in selection or application of accounting policies and major internal controls; (b) all significant reporting issues and judgments, including the effects of alternative GAAP methods; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures;

8.	recommend to the Board whether, based on the review and discussions described in paragraphs (6) and (7) above, the annual audited financial statements should be included in the Company’s annual report on Form 10-K;

9.	regularly review with the independent auditor any audit problems or difficulties and management’s response (including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management), and resolve disagreements between management and the independent auditor regarding financial reporting;

10.	review the performance of the internal auditor;

11.	establish clear hiring policies for employees or former employees of the independent auditor;

12.	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

13.	meet periodically with management, the internal auditor and the independent auditor and obtain, review, and/or discuss (a) the reports required to be prepared by the independent auditor under Section 10A(k) of the Securities Exchange Act of 1934 regarding (i) all critical accounting policies and practices used in the Company’s audit, and (ii) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and (b) all other material written communications between the independent auditor, management and the internal auditor, such as any management letter or schedule of unadjusted differences;

14.	discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

15.	discuss policies with respect to risk assessment and risk management and generally review processes established by management to manage and assess risk;

16.	produce an audit committee report for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations;

17.	review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval;

18.	conduct an annual performance evaluation of the Committee, in connection with which the Committee will review on a retrospective basis:

a.	major issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles;

b.	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

c.	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

d.	the effect on the financial statements of regulatory and accounting initiatives and off-balance sheet structures;

e.	earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; and

19.	as appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

The Committee will provide regular reports of its activities to the Board, specifically addressing any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

MEETINGS

The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. A majority of the members of the Committee will constitute a quorum for the transaction of business. Periodically, the Committee should meet separately with management, the internal auditor and the independent auditor to discuss any matters that the Committee believes should be discussed. Members of the Committee may participate in a meeting of the Committee by telephonic communication.

RESOURCES AND AUTHORITY

The Committee will have the resources and authority appropriate to discharge its responsibilities, including sole authority to:

•	retain and terminate the independent auditor, which will be accountable to and report to the Committee;

•	approve any significant non-audit relationship with the independent auditor, other than any relationship to provide services prohibited by Section 10A(g) of the Exchange Act; and

•	approve all audit engagement fees and terms.

In addition, the Committee will have authority to:

•	conduct or authorize investigations into any matters within its scope of responsibilities;

•	engage outside auditors for special audits, reviews and other procedures;

•	retain special counsel and other experts and consultants to advise the Committee; and

•	approve the fees and other retention terms for such parties.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee has the authority to use other resources either within or outside the Company to address special circumstances when appropriate.

The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.

ADOPTION OF CHARTER

This Charter was originally adopted by the Board of Directors on April 26, 2004.

LANDRY’S RESTAURANTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Tilman J. Fertitta, Steven L. Scheinthal and Paul S. West or any of them, with power of substitution of each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Landry’s Restaurants, Inc., to be held at the Downtown Aquarium, 410 Bagby Street., Houston, Texas, on June 3, 2004, at 11:00 a.m., and any adjournment or adjournments thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

To vote in accordance with the Board of Directors’ recommendations, just sign the reverse side; no boxes need be checked.

(Continued and to be signed on reverse side)

Please date, sign and mail your proxy card back as soon a possible!

Annual Meeting of Stockholders

LANDRY’S RESTAURANTS, INC.

June 3, 2004

Please Detach and Mail in the Envelope Provided

☒ Please mark your votes as in this example.

1. Election of Directors:

FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR
ALL NOMINEES LISTED BELOW
☐	☐

Nominees: Tilman J. Fertitta
Steven L. Scheinthal
Paul S. West
Michael S. Chadwick
Michael Richmond
Joe Max Taylor
Kenneth Brimmer

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)

2.	In their discretion, upon such other matters as properly come before the meeting.

When properly executed, this proxy will be voted as designated hereon by the undersigned. If no choice is specified, the proxy will be voted “FOR” the election of all nominees for Director listed hereon and, according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

PLEASE DO NOT FOLD OR MUTILATE THIS CARD

NOTE: Please sign exactly as your name appears on this card. On joint accounts, each joint holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

SIGNATURE	DATE ,2004

SIGNATURE	DATE ,2004